Exhibit 10.2
SUBLEASE
1.     PARTIES. This Sublease, dated July 31, 2006 (the “Effective Date”), is made by and between MarketTools Inc., a Delaware corporation (“Sublessor”), and Redwood Trust, Inc., a Maryland corporation (“Sublessee”).
This Sublease is made in reference to the Master Lease (as defined in Section 7.1 below) entered into between the Master Lessor and Sublessor as of May 23, 2000 as amended as of February 1, 2002, June 14, 2002, September 30, 2003 and May 1, 2004 (as amended, the “Master Lease”). Capitalized terms used herein and not defined will have the same meanings as set forth in the Master Lease.
2.     PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, which is covered by the Master Lease and commonly known by the street address of Suite 200, One Belvedere Place, located in the City of Mill Valley, County of Marin, State of California, and generally described as aproximately 21,300 rentable square feet, second floor office space (“Premises”).
        In consideration of Sublessee’s obligations hereunder, Sublessor hereby transfers, assigns and delivers to Sublessee certain workstations, chairs, tables, and other personal property located on the Premises and designated for assignment and delivery to Sublessee and all of Sublessor’s right, title and interest therein and thereto (collectively, the “Personal Property”) on the terms set forth in that certain Bill of Sale signed and delivered by Sublessor to Sublessee on the Commencement Date. Following the Effective Date, Sublessor will have no further interest in or responsibility or liability for the Personal Property.
3.     TERM.
        3.1     Term. The term of this Sublease (“Term”) shall be for seventeen (17) months commencing on August 1, 2006 (the “Commencement Date”) and ending on December 31, 2007, unless sooner terminated pursuant to any provision hereof.
        3.2     Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Sublessee by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession of the Premises by the Commencement Date, the Term of this Sublease shall commence on the date that possession of the Premises is actually delivered to Sublessee (the “Delivery Date”) and Sublessee shall be entitled to one day of free Base Rent for each day from the Commencement Date to the Delivery Date.

        3.3     No Subletting. Sublessee may not assign this Sublease, sublet the Premises, transfer any interest of Sublessee therein or permit any use of the Premises by another party (collectively, “Transfer”) without the prior written consent of Sublessor and, as set forth in Section 9 below, Master Lessor and subject to any restrictions set forth in the Master Lease. Any Transfer without such consent shall be void and, at Sublessor’s option, shall terminate this Sublease; provided that no Transfer shall release Sublessee of its obligations or alter its primary liability to pay Rent and perform Sublessee’s Assumed Obligations hereunder.
4.     RENT.
        4.1     Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of Forty Seven Thousand Nine Hundred Twenty Five and 00/100 dollars ($47,925.00) in advance, no less than three business days prior to the first day of each calendar month during the Term, except that Sublessee shall pay Sublessor upon the execution hereof Forty Seven Thousand Nine Hundred Twenty Five and 00/100 dollars ($47,925.00) as Base Rent for the first month of the Term. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Notwithstanding anything to the contrary in the Master Lease, the Base Rent will not increase during the Term. During the Term, Base Rent shall be inclusive of Tenant’s Proportionate Share of the Actual Operating Expenses for the Project in accordance with Section 4 of the Master Lease. However, Sublessee will pay and be fully liable for any and all other operating expenses incurred by Sublessee with respect to the Premises which are not included in the Actual Operating Expenses, i.e., telecommunications services, office equipment and supplies. In addition, Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term, the insurance which Sublessor is required to obtain and maintain under the Master Lease.
        4.2     Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.
5.     SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof of Forty Seven Thousand Nine Hundred Twenty Five and 00/100 dollars ($47,925.00) as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder. Sublessor shall have the right to use or apply all or part of the Security Deposit for (a) the payment of any Base Rent, additional rent or other sum in default; (b) the payment of any costs or expenses incurred by Sublessor by reason of Sublessee’s default; (c) any other amounts necessary to compensate Sublessor for all detriment proximately caused by Sublessee’s failure to perform its obligations under the Sublease or which in the ordinary course of things would be likely to result therefrom, (d) any other amounts which Sublessor may be entitled to recover under Section 1951.2 of the California Civil Code (and/or (e) as otherwise set forth in the Master Lease. Subject to deduction or other adjustment as set forth above, Sublessor shall return the Security Deposit to Sublessee within thirty (30) days after the expiration or sooner termination of this Sublease.
6.     USE.
        6.1     Agreed Use. The Premises shall be used and occupied only for general office purposes and for no other purpose. Sublessee shall not do or permit anything to be done in or about the Premises which would injure or damage the Premises.
        6.2     Compliance. Exept as may be specifically provided herein, Sublessor shall deliver and sublease the Premises to Sublessee strictly in their present (as of the Effective Date) “as-is” and “with all faults” condition. However, to Sublessor’s actual knowledge, the electrical, plumbing, HVAC and other building systems and equipment serving the Premises are in good working order and condition as of the Effective Date, although Sublessor does not represent that any particular capacity is available at the Premises. Any and all repairs to and maintenance of the Premises during the Term will be as set forth in Section 7 of the Master Lease. Sublessee, by acceptance of possession of the Premises, conclusively acknowledges that it has otherwise satisfied itself as to the condition of the Premises.
        6.3     Acceptance of Premises. Sublessee acknowledges that, except as expressly set forth in this Sublease, neither Sublessor, Sublessor’s agents, nor any Broker has made any representations or warranties with respect to the Premises.
     Sublessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (b) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
        6.4     No Improvements. No alteration or improvements shall be made to the Premises, except in accordance with the Master Lease, including but not limited to Section 8 (a) therein, and with the prior written consent of both Master Lessor and Sublessor, which approval by Sublessor shall not be unreasonably withheld or denied.
7.     MASTER LEASE.
        7.1     Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease,” a copy of which is attached hereto marked Exhibit 1, wherein Bently

Holdings, California LP, a California Limited Partnership , as successor in interest to LB Strawberry, LLC, is the lessor, hereinafter the “Master Lessor.”
        7.2     This Sublease is and shall be at all times subject and subordinate to the Master Lease.
        7.3     Except as provided in this Sublease, all terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the “Lessor” thereunder and Sublessee the “Lessee” thereunder, except that (i) the following shall be excluded: paragraphs l(b), 2(a), 2(b), 3(b), 5, 30, and 40; (ii) all references to “Lessor” in paragraphs 7(a), 16,17,19, and 21(a), 22, 24, 38, and 41(e) of the Master Lease shall be deemed to refer to Master Lessor only; (iii) all references to “Lessor” in paragraphs 8(a), 8(c) (except that the second sentence of paragraph 8(c) shall be applicable to Master Lessor only), 10,12,13,18, and 20 of the Master Lease shall be deemed to refer to both Master Lessor and Sublessor; and (iv) in the event that any term or condition contained in this Sublease conflicts with any term or condition of the Master Lease incorporated herein, then, as between Sublessor and Sublessee, the term or condition in this Sublease shall control. Notwithstanding the fact that a provision of the Master Lease is not made a part of this Sublease, this Sublease is nevertheless subject and subordinate to all of the terms of the Master Lease.
        7.4     Sublessee agrees to observe, comply with, and perform, all of the terms and conditions applicable to Sublessor as Lessee under the Master Lease as the same have been incorporated by reference herein and which accrue on and after the Commencement Date of this Sublease.
        7.5     Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform any of its obligations under this Sublease.
        7.6     Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform its obligations under the Master Lease and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform any of its obligations under the Master Lease. Neither party will be liable to the other party hereunder for any incidental, consequential or punitive damages incurred or suffered by such other party hereunder, including damages arising out of any business interruption or loss of use. In addition, neither Sublessor nor any of its shareholders, officers, directors, employees, contractors, representatives and agents shall have or incur any personal liability whatosever with respect to this Sublease.

          7.7      Sublessor represents to Sublessee that the Master Lease is in full force and effect and has not been further amended since May 1, 2004 and that no default exists on the part of any Party to the Master Lease.
8.      ASSIGNMENT OF SUBLEASE AND DEFAULT.
          8.1      Sublessor hereby assigns and transfer to Master Lessor the Sublessor’s interest in this Sublease, subject, however, to the provisions of Paragraph 8.2 hereof.
          8.2      Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, the Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.
          8.3      Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right to claim against Sublessee for any such Rent so paid by Sublessee.
          8.4      No changes or modifications shall be made to this Sublease without the consent of Master Lessor, which consent shall not be unreasonably withheld or delayed.
          8.5      Default by Sublessee; Remedies. Sublessee shall be in material default of its obligations under this Sublease if any of the events set forth in Section 27(a)(l) — (3) of the Master Lease occur. On any default by Sublessee hereunder, Sublessor shall have all remedies provided to Master Lessor under the Master Lease and under law or in equity which Sublessor may pursue cumulatively or in the alternative.
9.      CONSENT OF MASTER LESSOR.
          9.1      This Sublease shall not be effective unless, within 15 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

          9.2      In the event that Master Lessor does give such consent then:
                    (a)      Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
                    (b)      The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
                    (c)      The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
                    (d)      In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.
                    (f)      In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.
          9.3      The signatures of the Master Lessor at the end of this document shall constitute its consent to the terms of this Sublease.
          9.4      Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
          9.5      In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right, but not the obligation, to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.      BROKERS FEE.
          10.1      Upon execution hereof by all parties, Sublessor shall pay to Spallino & Associates Commercial Real Estate a licensed real estate broker (“Broker”), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of Six Percent (6%) of the rental income for the sublease term for brokerage services rendered by Broker to Sublessor in this transaction.
          10.2      —Any transferee of Sublessor’s interest in this Sublease, by accepting an assignment thereof, shall be deemed to have assumed the obligations of Sublessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this Paragraph 10.
11.      ATTORNEY’S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the Court.

Executed at: San Francisco, CA	MARKETTOOLS, INC.

on: 8/9/2006	By	/s/ Casey Eichler

Address:	By	Casey Eichler, CFO

“Sublessor”

Executed at: Mill Valley, CA	REDWOOD TRUST, INC., a Maryland corporation

on: 8/9/2006	By	/s/ Loren Picard

Address:	By	Loren Picard

“Sublessee”

Executed at: San Francisco, CA

on: 8/9/06	By	/s/ Chris Bently

Address:	By	/s/ Amber Marie Bently

“Master Lessor”

MarketTools
Philip R Strauss
VP & General Counsel
8/9/2006

Philip Strauss

From:	Loren Picard [loren.picard@redwoodtrust.com]
Sent:	Wednesday, August 09, 2006 1:23 PM
To:	Brandt, Nancy L; Philip Strauss; csalomon
Subject:	RE: Belvedere Place/MarketTools Sublease to Redwood Trust
All,
The change is acceptable to Redwood. Jack Spallino is currently circulating 4 sets of the sublease for signature. Feel free to substitute the appropriate pages to align with the below email.
Thanks,
Loren
From: Brandt, Nancy L [mailto:nancy.brandt@berliner.com]
Sent: Wednesday, August 09, 2006 12:46 PM
To: philip.strauss@markettools.com; csalomon
Cc: Loren Picard
Subject: Belvedere Place/MarketTools Sublease to Redwood Trust
Importance: High
Phil and Charlotte,
Attached is an unmarked copy of the corrected sublease. Please print and sign three (3) originals of this copy. As the parties have agreed that section 12 of the sublease is no longer applicable, it is my understanding that Phil will strike out this paragraph on the originals and initial the change. I will ask that Loren Picard confirm to both of you by e-mail that this change is acceptable to Redwood Trust. Please let me know if you have any further questions.
Thanks for your assistance in wrapping this up.
Nancy Brandt
Berliner Cohen
(4080 286-5800)
nancy.brandt@berliner.com